EXHIBIT 10.08

CAPACITY AGREEMENT

BETWEEN

GLOBAL CROSSING BANDWIDTH, INC.

AND

EXODUS COMMUNICATIONS, INC.

[***] Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CAPACITY AGREEMENT

        This Capacity Agreement (the “Agreement”) is entered into on September, 28, 2000 (the “Effective Date”) between Global Crossing Bandwidth, Inc., on behalf of itself and its Affiliates, as defined herein, that may provide a portion of the services hereunder (“Global Crossing”), a California corporation located at 90 Castilian Drive, Goleta, California 93117 and Exodus Communications, Inc. (collectively, “Exodus” or “Purchaser”), a California corporation with its principal place of business located at 2831 Mission College Blvd., Santa Clara, CA 95054 (hereinafter, Global Crossing and Exodus may be referred to in the aggregate as “Parties”, and each singularly as a “Party”.)

PURPOSE

        Exodus desires to purchase (1) telecommunications services in the form of dedicated circuit capacity from Global Crossing for the transport of Exodus’ telecommunications traffic and (2) rights with respect to international capacity on an indefeasible right of use basis. The Parties agree as follows:

1.   SERVICES

        (a)  Global Crossing shall, in accordance with this Agreement, provide Exodus with telecommunications capacity, comprising [***] DS-0 channel miles (the “Total Initial Channel Miles”). Such capacity will include 9.953 Gbps Linear Wavelength Services (as such services become available) and 2.488 Gbps Linear Wavelength Services (the “Wavelength Services”) and OC-12 and OC-3 SONET services (the “SONET Services”) between the city pairs defined in Exhibit A attached hereto and made part hereof (“City Pairs”). As circuits are accepted, the DS-0 miles associated with such circuit will be deducted against the Total Initial Channel Miles. Within sixty (60) days after execution of this Agreement, the parties will establish procedures for auditing the Total Initial Channel Miles. The minimum term for all circuits shall be [***]. Global Crossing will provide SONET Services and Wavelength Services in accordance with the Technical Specifications set forth in Exhibit C. Exodus may order additional capacity pursuant to such other exhibits as the Parties may from time to time execute and attach hereto (the “Exhibits”), upon the same terms as to pricing, payment arrangements and term of Agreement as set forth in Article 2. All capacity under the Exhibits is collectively referred to as the “Services”. All rights of ownership in the Global Crossing network, the fiber and the related electronics used in providing the Services remain with Global Crossing. This Agreement is not intended to lease or sell any interest in the Global Crossing network to Exodus.

        (b)  For all 9.953 Gbps Linear Wavelength Services, 2.488 Gbps Linear Wavelength Services, OC-12 and OC-3 SONET Services between any City Pair, the conversion rates as set forth in the Mileage Conversion Matrix in Exhibit D shall apply.

        (c)  During the Initial Term of this Agreement (as defined in Section 2 below), Exodus shall have the right to replace any previously installed circuit between any City Pair with a circuit between any other City Pair, subject to availability, at no additional charge except as set forth below. If the new circuit is for a greater number of DS-0 channel miles, upon Acceptance (as defined below) of the new circuit, the higher number of DS-0 channel miles will begin to be deducted against the Total Initial Channel Miles. If the new circuit is for a lower number of DS-0 channel miles, and the existing circuit has been in service less than [***], the number of DS-0 miles associated with the existing circuit will continue to be deducted from the Total Initial Channel Miles for the remainder of such [***] period in addition to the applicable deduction for the new circuit. Notwithstanding the foregoing, in no event may the capacity level for any physical route exceed the equivalent of (2) 9.953 Gbps circuits, without Global Crossing’s consent, which shall not unreasonably be withheld. If Exodus orders additional capacity under this Agreement then for each subsequent billion DS-0 channel miles ordered, the capacity level for any physical route will not exceed the equivalent of (2) 9.953 Gbps circuits, without Global Crossing’s consent, such consent not to be unreasonably withheld.

        (d)  Exodus shall have the right at any time to replace any previously installed circuit between any City Pair with a circuit of greater DS-0 miles between the same City Pair at no additional charge except for as set forth below. Upon Acceptance of the new circuit, the increased number of DS-0 miles will begin to be deducted against the Total Initial Miles. Notwithstanding the foregoing, in no event may the capacity level for any physical route exceed the equivalent of (2) 9.953 Gbps circuits, without Global Crossing’s consent, which shall not unreasonably be withheld. If Exodus orders additional capacity under this Agreement then for each subsequent billion DS-0

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

channel miles ordered, the capacity level for any physical route will not exceed the equivalent of (2) 9.953 Gbps circuits, without Global Crossing’s consent, such consent not to be unreasonably withheld.

        (e)  Global Crossing will deliver and Exodus will take the Services in accordance with the Take Down Schedule set forth in Exhibit D.

        (f)  Colocation will be provided in accordance with Exhibit B.

        (g)  The parties hereby agree to the provisions of Exhibit F which sets out the terms and conditions upon which Global Crossing shall grant and Exodus shall acquire rights to certain international capacity on an indefeasible right of use basis. Save for this provision and save where expressly stated otherwise in Exhibit F the provisions of this Agreement will not apply to Exhibit F.

2.  TERM OF THE AGREEMENT:

        This Agreement shall, subject to the termination provisions set out in Section 4 of this Agreement, remain in effect for a period of ten (10) years from the date that the first circuit is made available to Exodus under this Agreement (“Initial Term”). Within six months of the end of the Initial Term the parties, will negotiate in good faith to determine whether and upon what terms this Agreement will renew for an additional term. If the parties fail to reach agreement as to the terms of any renewal, this Agreement will terminate at the end of the Initial Term.

3.  BILLING AND PAYMENT; SEGMENT/CIRCUIT ACCEPTANCE

        (a)  Exodus shall pay Global Crossing $ [***] as a non-recurring, non-refundable charge (the “Initial Total Non-Recurring Charge”) for the Total Initial Channel Miles. Exodus shall pay Global Crossing the Initial Total Non-Recurring Charge by wire transfer to the designated Global Crossing account on 29 September 2000. Exodus is also liable for applicable taxes and governmental assessments with respect to its use or purchase of the Services. Notwithstanding the foregoing, Exodus shall have no obligation to pay or be liable to pay any taxes on the gross income or net receipts of Global Crossing levied or assessed on or related to any payments made by Exodus to Global Crossing under this Agreement.

        (b)  Payments to Global Crossing shall be made via wire transfer in immediately available U.S. funds to the following account (subject to change by Global Crossing):

    Firstar Bank, N.A.
    425 Walnut Street
    Cincinnati, Ohio 45201
    ABA# 042000013
    For credit to: Global Crossing Bandwidth, Inc.
    Account #: 805-8521

        (c)  “Acceptance” of a segment/circuit shall be determined as follows; Global Crossing will provide Exodus with notice (including segment test results) when a segment is ready from Global Crossing POP to POP and , if such segment/circuit consists of 9.953 Gbps Linear Wavelength Services, Global Crossing will supply Exodus with the technical specifications relating thereto which will be deemed to form part of Exhibit C for the purposes of “Acceptance” of that segment/circuit. Exodus shall have (5) five business days to confirm that the segment meets the technical specifications set out in Exhibit C. If Exodus does not accept or provide detailed written documentation as to any failure to comply with the technical specifications within said five business day period, then the segment/circuit shall be deemed accepted. In the event of any good faith rejection by Exodus, Global Crossing shall take such action as reasonably necessary, and as expeditiously as practicable, to correct or cure such defect or failure in accordance with the applicable specifications set forth in Exhibit C.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        (d)  Exodus will from time to time submit circuit orders for additional telecommunications capacity to be delivered by Global Crossing. Global Crossing will be bound to deliver such capacity in accordance with the delivery periods set out in Exhibit D provided the relevant circuit(s) are included in Exodus’ forecast to be provided pursuant to Exhibit D. In the event of failure by Global Crossing to provide any such capacity Exodus’ sole remedies shall be as set out in Exhibit E.

        (e)  Payment terms for any invoices hereunder (other than the Initial Total Non-Recurring Charge) are net 45 days from the invoice date. Any invoice not paid by its due date shall bear late payment fees at the rate of 1% per month (or such lower amount as maybe required by law) until paid. If Exodus is delinquent in payment of an undisputed invoice and does not cure such delinquency within (15) fifteen days of receipt of written notice from Global Crossing, Global Crossing may terminate this Agreement and deny Purchaser, its personnel and its third party vendors access to the colocation premises until paid. If Exodus disputes any invoice it will notify Global Crossing of such dispute and provided Exodus provides sufficient detail for investigation of the dispute, Global Crossing will use all reasonable efforts to resolve and communicate its resolution of the dispute to Exodus within thirty (30) business days of its receipt of notice of such dispute. Notwithstanding the foregoing, no interest shall accrue on any payment that is disputed in good faith by Exodus, unless the dispute is resolved in Global Crossing’s favor.

        (f)  Except as otherwise specifically provided in this Agreement or an Exhibit, Exodus is responsible for ordering all facilities and equipment necessary for its interconnection to Global Crossing’s network for use of the Services. Global Crossing agrees to provide Exodus or Exodus - selected local carrier access to Global Crossing’s demarcation and to use all reasonable endeavors to cooperate with Exodus or its selected local carrier to interconnect with the Global Crossing Network. Exodus shall be liable for all costs and expenses of such interconnection, including without limitation, the installation, testing, maintenance and operation of equipment and facilities.

4.  TERMINATION RIGHTS:

        (a)  Either Party may terminate this Agreement upon the other Party’s insolvency, dissolution or cessation of business operations.

        (b)  In the event of a breach of any material term or condition of this Agreement by a Party, after receipt of written notice and a thirty (30) day period to cure such breach, the other Party may take such actions as it determines, in its sole discretion, to correct the default, and pursue any legal remedies it may have under applicable law or principles or equity, including specific performance.

        (c)  Exodus’ exclusive remedies for any failure by Global Crossing to deliver the capacity in respect of an accepted circuit order in accordance to this Agreement or on time are contained in the Service Level Agreement as set forth in Exhibit E.

5.  REPRESENTATIONS, WARRANTIES AND LIMITATION OF LIABILITY

        (a)  The Services shall be provided by Global Crossing in accordance with the applicable technical standards established for dedicated circuit capacity by the telecommunications industry for a digital fiber optic network and in accordance with Exhibit C with respect to the Wavelength Services. GLOBAL CROSSING MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO TRANSMISSION, EQUIPMENT OR SERVICE PROVIDED HEREUNDER, AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR FUNCTION.

        (b)  EXCEPT TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OF A PARTY, NEITHER PARTY (OR ITS AFFILIATES) SHALL BE LIABLE TO THE OTHER PARTY (OR ITS AFFILIATES) FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, CONSEQUENTIAL OR SIMILAR COSTS, LIABILITIES OR DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH, SUCH PARTY’S PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE RELATED TO THIS AGREEMENT.

        (c)  By execution of this Agreement, each Party represents and warrants to the other: (a) that the representing Party has full right and authority to enter into and perform this Agreement in accordance with the terms hereof and thereof, and that by entering into or performing this Agreement, the representing Party is not in violation of its charter or bylaws, or any law, regulation or agreement by which it is bound or to which it is subject; (b) that the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action, that the signatories for such Party hereto are authorized to sign this Agreement, and that the joinder or consent of any other Party, including a court or trustee or referee, is not necessary to make valid and effective the execution, delivery and performance of this Agreement by such Party; (c) that the representing party is a corporation duly incorporated and organized and validly existing and in good standing under the laws of its state of organization; (d) that there are no actions, suits or proceedings pending or, to its knowledge, threatened against the representing Party before any court, governmental body or administrative agency that would materially impair such Party’s performance under this Agreement, and (e) that this Agreement constitutes a legal, valid and binding obligation enforceable against such Party in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity. The foregoing representations shall survive the execution and delivery of this Agreement.

6.  INDEMNIFICATION

        (a)  Subject to the provisions of Article 5 above, Global Crossing hereby agrees to indemnify, defend, protect and hold harmless Exodus, its Affiliates, and their employees, officers, agents and directors (the “Exodus Indemnified Persons”), from and against, and assumes liability for: all suits, actions, damages or claims of any character (i) brought against an Exodus Indemnified Person because of any injuries or damage received or sustained by any persons or property which in whole or in part arise on account of the negligent acts or omissions of Global Crossing in the performance of its obligations under this Agreement, and (ii) brought against an Exodus Indemnified Person under the workers compensation laws arising out of the acts or omissions of Global Crossing; provided, however, that the foregoing indemnification obligations shall not apply to the extent caused by the negligence or willful misconduct of an Exodus Indemnified Person.

        (b)  Subject to the provisions of Article 5 above, Exodus hereby agrees to indemnify, defend, protect and hold harmless Global Crossing, its Affiliates, and their employees, officers, agents and directors (the “Global Crossing Indemnified Persons”), from and against, and assumes liability for: all suits, actions, damages or claims of any character (i) brought against a Global Crossing Indemnified Person because of any injuries or damage received or sustained by any persons or property which in whole or in part arise on account of the negligent acts or omissions of Exodus or its Affiliates in the performance of its obligations under this Agreement, (ii) brought against a Global Crossing Indemnified Person under the workers compensation laws arising out of the acts or omissions of Exodus or its Affiliates, provided, however, that the foregoing indemnification obligations shall not apply to the extent caused by the negligence or willful misconduct of a Global Crossing Indemnified Person.

        (c)  Nothing contained herein shall operate as a limitation on the right of either Party hereto to bring an action for damages against any third party.

        (d)  Notwithstanding the termination of this Agreement for any reason, the provisions in this Article shall survive such termination.

7.  REPRESENTATION

        The Parties acknowledge and agree that the relationship between them is solely that of independent contractors. Neither Party, nor their respective employees, agents or representatives, has any right, power or authority to act or create any obligation, express or implied, on behalf of the other Party.

8.  FORCE MAJEURE

        Other than with respect to failure to make payments due hereunder, neither Party shall be liable under this Agreement for delays, failures to perform, damages, losses or destruction, or malfunction of any equipment, or any consequence thereof, caused or occasioned by, or due to fire, earthquake, flood, water, the elements, unusually severe weather conditions, power failures, explosions, civil disturbances, governmental actions, acts or omissions of third parties not acting as subcontractor or representative to the party claiming the force majeure.

9.  WAIVERS

        Failure of either Party to enforce or insist upon compliance with the provisions of this Agreement shall not be construed as a general waiver or relinquishment of any provision or right under this Agreement.

10.  ASSIGNMENT

        Neither Party may assign or transfer its rights or obligations under this Agreement without the other Party’s written consent, which consent may not be unreasonably delayed or withheld. Notwithstanding the foregoing, Global Crossing may assign this Agreement to its Affiliates or a successor-in-interest without Exodus’s consent, and Exodus may, with written notice to Global Crossing, assign this Agreement to its Affiliates or successor-in-interest without Global Crossing’s consent (provided the assignee’s financial condition and credit rating is comparable to or better than that of Exodus). Any assignment or transfer without the required consent is void. Notwithstanding any permitted or consented assignment or transfer, the parties shall remain liable hereunder for any breach by the assignee or transferee. For the purposes of this agreement an affiliate shall be in relation to any entity any other entity which is controlled by or under common control with that entity.

11.  CONFIDENTIALITY; INTELECTUAL PROPERTY; PUBLICATION

        (a)   The Parties acknowledge and agree that this Agreement and all documents, data, information, engineering designs, pricing, maps and other materials which are marked confidential and oral communications designated as confidential or any other materials that are confidential in nature and disclosed by one Party to the other in fulfilling the provisions and intent of this Agreement, are and shall be confidential (the “Confidential Information”). “Confidential Information shall not include anything that (i) becomes publicly available other than through the actions of the receiving party; (ii) is required to be disclosed by a governmental or judicial law, order, rule or regulation; (iii) is independently developed by the receiving party; or (iv) becomes available to the receiving party without restriction from a third party. Neither Party shall divulge or otherwise disclose the Confidential Information to any third party without the prior written consent of the other Party, except that either Party may make disclosure to those required for the implementation or performance of this Agreement, including without limitation employees, auditors, attorneys, financial advisors, lenders and prospective lenders, funding partners and prospective funding partners, provided that in each case the permitted recipient agrees to be bound by the confidentiality provisions set forth in this section. In addition, either Party may make disclosure as required by a court or government order or as otherwise required by law, stock exchange, rule or regulation or in the performance of one’s obligations (or those of its Affiliates) as a public company or in any legal or arbitration proceeding relating to this Agreement. If either Party is required by law, rule or regulation or by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to disclose the Confidential Information, it will provide the other Party with prompt prior written notice of such request or requirement so that such Party may seek an appropriate protective order and/or waive compliance with this Section.

        (b)  Nothing herein shall be construed as granting any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by the other party. Upon termination of this Agreement for any reason or upon request of either Party, the Parties shall return all Confidential Information, together with any copies of same, to the other Party. The requirements of confidentiality set forth herein shall survive the return of such Confidential Information.

        (c)  Neither Party shall, without first obtaining the written consent of the other Party, use any trademark or trade name of the other Party or refer to the subject matter of this Agreement or the other Party (or its Affiliates) in any promotional activity or otherwise, nor disclose to others any specific information about the subject matter of this Agreement.

        (d)  Neither Party shall issue any publication or press release relating directly or indirectly to this Agreement without first obtaining the other Party’s written consent.

        (e)  The provisions of this Article 11 shall survive expiration or other termination of this Agreement.

12.  INTEGRATION:

        This Agreement and all Exhibits and other attachments incorporated herein, represent the entire agreement between the Parties with respect to the subject matter hereof and supersede and merge all prior agreements, promises, understandings, statements, representations, warranties, indemnities and inducements to the making of this Agreement relied upon by either Party, whether written or oral.

13.  GOVERNING LAW:

        This Agreement will be construed and enforced in accordance with the law of the State of New York, without regard to that state’s choice of law principles. The Parties agree that any action related to this Agreement shall be brought and maintained only in a Federal or State court of competent jurisdiction located in Monroe County, New York. The Parties each consent to the exclusive jurisdiction and venue of such courts and waive any right to object to such jurisdiction and venue.

14.  NOTICES:

        All notices, including but not limited to, demands, requests and other communications required or permitted hereunder (not including Invoices) shall be in writing and shall be deemed given: (i) when delivered in person, (ii) 24 hours after deposit with an overnight delivery service for next day delivery, (iii) the same day when sent by facsimile transmission during normal business hours, receipt confirmed by sender’s equipment, or (iv) three Business Days after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, and addressed to the recipient Party at the address set forth below:

If to Global Crossing:	Global Crossing Bandwidth, Inc. 180 South Clinton Ave Rochester, New York 14646 Attn: Senior VP, North American Carrier Services Facsimile No. (716) 232-9168

with a copy to:	Global Crossing Bandwidth, Inc. 180 South Clinton Ave. Rochester, New York 14646 Attn: Manager, National Contract Admin. Facsimile No. (716) 454-5825

If to Exodus:	Exodus Communications, Inc. 2831 Mission College Blvd. Santa Clara, CA 95054 Attention: Executive Vice President, Engineering Facsimile No. (408) 346-2181

with a copy to:	Exodus Communications, Inc. 2831 Mission College Blvd. Santa Clara, CA 95054 Attention: General Counsel Facsimile No.: (408) 346-2181

15.  COMPLIANCE WITH LAWS:

        During the term of this Agreement, the Parties shall comply with all local, state and federal laws and regulations applicable to this Agreement and to their respective businesses.

16.  SURVIVAL OF PROVISIONS:

        Any obligations of the Parties relating to monies owed, as well as those provisions relating to confidentiality, limitations on liability and indemnification, survive termination of this Agreement.

17.  COUNTERPARTS.

        This Agreement may be executed in any number of counterparts and by facsimile signature, all of which taken together shall constitute one and the same agreement.

18.  INSURANCE.

        While this Agreement is in effect, each party shall maintain in force and effect policies of insurance as follows:

        (i)  Comprehensive General Liability Insurance, including contractual liability and broad form property damage, covering personal injury or death and property damage with a combined single limit of at least $5 million; and

        (ii)  Workers Compensation Insurance with limits required by the laws of the state in which the Space is located.

        The parties hereby mutually waive their respective rights of recovery against each other and their officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees of either party for any loss arising from any cause covered by the insurance required to be carried under this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

GLOBAL CROSSING BANDWIDTH, INC.
By:	/s/ Brian V. Fitzpatrick

Title:	Brian V. Fitzpatrick President, North American Operations

EXODUS COMMUNICATIONS, INC.
By:	/s/ Donald P. Casey

Title:	Donald P. Casey President and COO

EXHIBIT A

1. DOMESTIC CITY PAIRS

             The following cities are on-net city locations of the Global Crossing North American network.

Sunnyvale	LA	308
Sunnyvale	Chicago	1,837
Sunnyvale	Seattle	716
Chicago	Newark	702
Newark	WDC	199
Newark	Boston	197
LA	Dallas	1,240
Dallas	Atlanta	721
Atlanta	WDC	541
Boston	Toronto	500
Austin	Dallas	178
Dallas	Chicago	799

             Additional cities will be added to this Exhibit upon mutual agreement of the parties.

EXHIBIT B

COLOCATION SERVICE

             All Colocation facilities are pending Global Crossing’s Engineering approval based upon the information provided to Global Crossing by Exodus in the Colocation Service Inquiry From. Any approved facilities shall be presented to Exodus as an amendment pursuant to Section 1.A. below.

1.  LICENSE:

        A.  Global Crossing hereby grants Exodus a license to occupy certain designated space (the “Space”) within a designated Global Crossing premise (the “Facility”). Separate “Colocation Schedules” may be attached hereto from time to time covering for each separate site where Colocation will be established. All Colocation Schedules, upon their execution by both Parties, shall be incorporated herein and shall become a part hereof. By executing a Colocation Schedule, Exodus accepts the Space on an “AS-IS, WHERE IS” basis. Exodus may only use the Space to install, maintain, monitor, operate, replace, repair and remove certain of its telecommunications equipment (the “Equipment”) as specified on the Colocation Schedule.

        B.  Exodus acknowledges that it has been granted only a license to occupy the Space and that it has no real property interests therein. Exodus shall not utilize the Facility for any unlawful purposes, assign, mortgage, sublease, encumber or otherwise transfer any Space or license granted hereunder. Any attempt by Exodus to encumber the Space or permit the use or occupancy by anyone other than Exodus shall be void.

        C.  Exodus may utilize the Space and the Equipment to receive services from third party providers, other than for intercity domestic backbone capacity. Global Crossing will permit access to the Space by the third party providers in accordance with the terms herein.

2.  TERM AND TERMINATION:

        A.  The term of a license shall be as set forth in the applicable Colocation Schedule and shall commence on the first day the Space is made available by Global Crossing (the “Commencement Date”), but shall be immediately terminable by Global Crossing upon the termination, expiration or cancellation for any reason of (i) any underlying agreement between Global Crossing and any other party involving Global Crossing’s continued use of the Facility, or (ii) this Agreement. Following the expiration of the license term as set forth in the Colocation Schedule for a Space, Exodus’s license shall automatically renew on a month to month basis in accordance with the same terms and conditions specified herein, unless terminated by either Exodus or Global Crossing upon sixty (60) days prior written notice.

        B.  Global Crossing shall not be liable to Exodus in any way as a result of Global Crossing’s failure (for any reason) to tender possession of the Space to Exodus on or before the commencement date listed in the Colocation Schedule. Any delay in tendering possession of the Space to Exodus for any reason other than the acts or omissions of Exodus shall relieve Exodus of its obligation to pay the monthly recurring charges (MRC) set forth in the Colocation Schedule until possession of the Space is delivered to Exodus.

3.  CHARGES, FEES and TAXES:

        A.  MRCs shall be payable in advance and without notice or demand and without abatement, deduction, counterclaim or setoff commencing on the first day the Space is made available by Global Crossing and on the first day of each calendar month thereafter. Installation and non-recurring charges are due when invoiced. MRCs shall be prorated for partial months. The MRCs may be increased from time to time during the term of the license by reason of (i) any increases payable by Global Crossing to its landlord(s) under the lease for the Facility or Rights of Way in which the Space is located; (ii) any increases incurred by Global Crossing in any of the services to the Facility procured by Global Crossing directly from the provider thereof; and (iii) any increases in real property taxes assessed against the Facility which Global Crossing is liable to pay. Exodus’s share of any such increases shall be pro-rated based on the number of innerduct linear feet in the Space as a percentage of the total number of innerduct linear feet in the Facility.

        B.  In addition, Exodus shall be fully responsible for the prompt payment of all federal, state or local taxes, however denominated, based on or calculated with respect to the amounts payable by Exodus (including but not limited to sales/use, rental and gross receipts taxes or surcharges) and all taxes (including, but not limited to franchise, income and miscellaneous taxes) which are the liabilities of Exodus under (i) appropriate standard industry practices (including telecommunications, fiber optic and rental industries), (ii) applicable law and (iii) as otherwise agreed at any time between Exodus and Global Crossing; provided, however, the taxes on Global Crossing’s income and property shall be the sole responsibility of Global Crossing.

4.  MAKE-READY:

        If applicable, Exodus shall pay Global Crossing the amount set forth in each Colocation Schedule for the cost of engineering or improvements to the Space required to be made by Global Crossing in order to accommodate Exodus’s Colocation into the Space (the “Make-Ready Fee”). The Make-Ready Fee shall be payable to Global Crossing upon Exodus’s execution of the Colocation Schedule for the Space. Title to such improvements shall remain vested in Global Crossing.

5.  MAINTENANCE:

        A.  Global Crossing shall be responsible for maintenance of the Facility and the Space. Exodus shall not make any alterations, changes, additions or improvements to either the Facility or the Space without Global Crossing’s prior written consent. Exodus agrees to maintain and repair all of its Equipment placed in the Space at Exodus’s expense and shall be responsible for all costs associated with the configuration, installation, interconnection and operation of the Equipment, including without limitation, transportation related costs, and any electrical or other work which must be completed in order to interconnect the Equipment.

        B.  Exodus’s responsibilities include, but are not limited to the following:

              (i)  Exodus shall arrange for the transit delivery of all Equipment to the Space at its sole cost and expense.

              (ii)  Exodus shall provide Global Crossing with reasonable prior notice (not less than two (2) business days) of the actual delivery date of the Equipment.

              (iii)  Exodus shall not cause damage to, or interfere with use or operation of, the Space, the Facility or the equipment of Global Crossing or third parties.

              (iv)  Exodus shall be in full compliance with telecommunication industry standards, NEC and OSHA requirements, and in accordance with Global Crossing’s requirements and specifications.

              (v)  All Equipment must be mounted on racks, and using appropriate brackets, except where otherwise expressly permitted in writing by Global Crossing. Exodus is solely responsible for assuring that the Equipment is mounted in an efficient and appropriate manner.

              (vi)  All cabling regardless of location, shall be tied and organized, run to the side of the rack, and labeled. Connectors must be secured in the interface socket.

              (vii)  Exodus must provide for remote access (via modem or other means) where available, in order to administer, configure, monitor and operate the Equipment.

              (viii)  Exodus shall, at all times, comply with Global Crossing’s rules and regulations regarding access to its facilities, including without limitation, adequate notice before entry (not less than one business day), appropriate dress and professional conduct. Global Crossing may remove any personnel of Exodus not in compliance with its rules and regulations, and may prohibit access by any person at its reasonable discretion.

6.  APPROVALS:

        A.  Exodus shall submit to Global Crossing all building construction and electrical requirements and, architectural and engineering drawings indicating the proposed installation for approval. Exodus may not perform any construction or install any Equipment without written approval from Global Crossing. Global Crossing reserves the right to accept or reject Exodus’s design at its reasonable discretion. All costs of design work shall be Exodus’s responsibility. Exodus shall also be required to complete the Colocation Request For Information form.

        B.  Global Crossing shall inspect the completed installation and must approve the same in writing before Exodus is allowed to utilize the Equipment for any reason. Any installations that do not comply with the approved drawings will be subject to rejection by Global Crossing. Global Crossing also reserves the right to order reasonable modifications to any installations.

        C.  Exodus is solely responsible for obtaining any and all necessary building permits or other authorizations required for Colocation of its Equipment.

7.  INSURANCE and INDEMNITY:

        A.  While a license is in effect, Exodus shall maintain in force and effect policies of insurance as follows:

              (i)  Comprehensive General Liability Insurance, including contractual liability and broad form property damage, covering personal injury or death and property damage with a combined single limit of at least $1 million; and

              (ii)  Workers Compensation Insurance with limits required by the laws of the state in which the Space is located.

              The liability insurance shall name Global Crossing as an additional insured and shall be primary insurance and Global Crossing’s insurance shall not be called upon for contribution towards any such loss. Exodus’s insurer shall provide Global Crossing with a least ten (10) days prior written notice of cancellation or change in coverage. All insurance required of Exodus shall be evidenced by certificates of insurance provided to Global Crossing.

        B.  Exodus shall be liable for and shall indemnify, defend and hold Global Crossing harmless from and against any claims, demands, actions, damages, liability, judgments, expenses and costs (including reasonable attorneys fees) arising from (i) Exodus’s use of the Space, or (ii) any damage or destruction thereto or to the Facility or any property therein caused by or due to (x) the acts or failures to act, negligent, willful or otherwise, of Exodus, its employees, agents or representatives, or (y) any malfunction of Exodus’s Equipment located in the Space.

        C.  Global Crossing does not warrant that the integrity of the Space or the Facility will be free from any disruptions and Global Crossing shall not be liable therefor. Global Crossing’s entire liability for any such disruptions, or any other matter giving rise to a claim with respect to the Space or Facility, shall not exceed in any case the MRCs paid by Exodus for the month in which such disruption or other matter occurred.

8.  DAMAGE TO FACILITY:

        If fire or other casualty damages the Facility in which the Space is located, Global Crossing shall give immediate notice to Exodus of such damage. If Global Crossing’s landlord or Global Crossing exercises an option to terminate the lease therefor due to such damage or Global Crossing’s landlord or Global Crossing decides not to rebuild the Facility in which the Space is located, this Agreement shall terminate as of the date of such exercise or decision as to the affected Space and the MRC paid by Exodus shall be modified accordingly. If neither the landlord of the affected Facility nor Global Crossing exercises the right to terminate or not to rebuild, the landlord or Global Crossing, as applicable, shall repair the Facility to substantially the same condition it was in prior to the damage, completing the same with reasonable speed. In the event that such repairs are not completed within a reasonable time, Exodus shall thereupon have the option to terminate this Agreement with respect to the affected Space, such option shall be the sole remedy available to Exodus against Global Crossing hereunder relating to such failure. If the Space or any portion thereof shall be rendered unusable by Exodus by reason of such damage, the MRC for such Space shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired for the portion of the Space rendered unusable.

9.  RATES AND CHARGES:

        Exodus shall be charged for Colocation Space at the rates set out below. ICB means “Individual Case Basis”.

        Monthly Recurring Charges:

Rack Space	$[***] per rack (with 30 amps of power)
Cabinet Fee	$[***] per cabinet
Caged Fee	$ ICB
Additional Power	$[***] per amp
Mid Span Meets:
DS-1/DS-3/OC-3/OC-12	$ ICB

        Non Recurring Charges:

Colocation Site	$[***] per site
Mid Span Meets:
DS-1/DS-3/OC-3/OC-12	$ ICB
Make Ready Fee	$ ICB

        Dispatch Fees: $70 per hour (I hour minimum) for unmanned sites during business hours (Monday through Friday 8:00 am to 6:00 p.m.) and $95 per hour (2 hour minimum,) for unmanned sites during non-business hours and nationally recognized holidays.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

TECHNICAL SPECIFICATIONS

I.  SONET SERVICES:

        Protected Private Line Services will be provided using either Ring SONET (defined as SONET deployed in a four fiber, Bi-directional Line Switched Ring (BLSR), conforming to Telcordia GR-253-Core SONET Transport Systems Common Generic Criteria (Dec. 1997) or SONET (defined as a point-to-point service which utilizes SONET equipment provided by Global Crossing to furnish two working (transmit and receive) channels and two protect channels (transmit and receive) between the end points of the Route. Private Line Services will be provided by using SONET over a Dense Wavelength Division Mulitplexor (DWDM) system, directly over a DWDM system, or directly over fiber.

             Performance Standards and Transmission Specifications for Private Line Service(s) provided on Supplier’s network under this Agreement are [***]% available seconds per year.

II.  WAVELENGTH:

        A.  Exodus acknowledges that (i) the circuits used for the Wavelength Services are not protected by a restoration protocol within or external to the SONET frame structure, (ii) Global Crossing will not provide Wavelength Services using conventional SONET TDM add/drop multiplexers using a BLSR or UPSR or linear restoration protocol within or external to the SONET frame structure, and (iii) the interoperability of the individual circuits is dependent upon the joint interconnection of the interface between Global Crossing’s WDM system and Exodus’s source systems and facilities. Exodus’s source systems will operate within the conventional 1310nm and 1550nm passbands, using Short Reach, Intermediate Reach, or Long Reach optic, as defined in Telcordia GR-253-CORE. Except with Exodus’s prior written consent, Global Crossing will provide the Wavelength Services solely over Global Crossing’s facilities-based TDM / WDM network and fiber, equipment or other WDM service(s) owned or controlled by Global Crossing and its Affiliates.

        B.  The Wavelength Services will be configured as follows:

              (i)  WDM Transmission System: WDM transmission equipment for each unprotected OC-48 (2.488Gb/s) channel, such as WDM Terminals, in-line amplifiers, regenerators and optical layer cross-connect equipment necessary to provide the Wavelength Services; and

              (ii)  OC-48 (2.488Gb/s) TDM equipment used in conjunction with the WDM system: OC-48 transparent TDM transmission equipment for each unprotected OC-48 channels capable of use on each route. Equipment such as WDM transponders, regenerators and wavelength converters to provision OC-48 circuits. Exodus’s equipment may be connected through collocated equipment at facilities where both Global Crossing and Exodus have equipment or in a mid-span optical meet.

              (iii)  At each of the end-point points of presence (“POPs”), Exodus will be responsible for providing all equipment necessary to interconnect with the Global Crossing Network. All Exodus equipment will be and remain the property of Exodus, except where Exodus fails to remove such equipment within thirty (30) days after the termination of the agreement for Optical Wavelength Services to or from a city, in which case, Global Crossing may deem such equipment in that city as abandoned, and may remove, store, or dispose of such equipment in its sole discretion. At each of the end-point POPs, the point of demarcation and connecting point between the Global Crossing network and any Exodus equipment will be the fiber termination panel provided by Global Crossing. Global Crossing will cooperate with Exodus’s installation of fiber, cable and fiber termination equipment within POPs, including but not limited to providing Exodus (including its representatives and contractors), all necessary access to the end-point POPs at reasonable times and in a reasonable manner following reasonable advance notice consistent with the access that it may provide to other similarly situated customers whose presence may be permitted to collocate at its POPs; provided however, that with seven (7) days prior written notice, Global Crossing will provide Exodus with accompanied access at any time; and provided further, however, that in the event of an emergency, Global Crossing will exercise commercially reasonable efforts to provide accompanied access at any time of the day upon one (1) hour’s notice (such notice being intended for Global Crossing to ensure that an escort is available). Global Crossing will disclose to Exodus the physical routes that the unprotected OC-48 circuits will use between the POPs within 2 business day after receipt of an approved ASR. Should Exodus desire an

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

alternate route, Global Crossing will determine availability and provide revised pricing, if necessary, for such alternative route.

              (iv)  Global Crossing will transmit all SONET overhead transparently between Exodus POPs. Global Crossing will not alter any such overhead information. Global Crossing will not have any SONET line or section terminating equipment within its network.

        C.  Performance Standards and Transmission Specifications for the Wavelength Services provided on Global Crossing’s network under this Agreement are set forth below:

              (i)  Digital Frame Service Rates. Service will consist of DWDM optical transmission for OC-48 line rates of 2.5 Gb/s, using transponders, optical couplers, optical layer amplifiers and 3R regenerators and or a multiplexed OC48 using a 10 Gb/s transparent multi-plexor. Service will be provided in unprotected linear fashion. All restoration protocols, if used for the circuits, will be implemented and operated by Exodus. Exodus’s wavelengths will be part of a multi-wavelength DWDM transmission system carrying wavelengths for other customers and Global Crossing’s own circuits.

              (ii)  Fiber patch cords and optical attenuators used on receivers will be the responsibility of the owner of the equipment to ensure that optical signal levels are within specification for the owner’s equipment. The optical interface at these points requires Exodus and Global Crossing OC-48 optics capable of accepting Short Reach, Intermediate Reach, and Long Reach OC-48 frame signals as defined in Telcordia Document GR-253-CORE, Issue 2, Rev 1, dated 12/97. The appropriate type of optics for the application will depend on the optical link engineering conducted jointly by Global Crossing and Exodus on an individual case basis.

              (iii)  Optical Translation. Global Crossing shall furnish and operate at its POPs all DWDM equipment necessary to generate the precision optical wavelengths necessary for the optically multiplexed system. The optical interface at the fiber patch panel or fiber frame shall require Exodus and Global Crossing optics capable of accepting Short Reach, Intermediate Reach and Long Reach OC-48 frame signals as defined in Telcordia Document GR-253-CORe, Issue 2, Rev 1, 12/97. The appropriate type of optics for the application will depend on the optical link engineering conducted jointly by Global Crossing and Exodus on an individual case basis. Adaptation of Global Crossing DWDM equipment to provide intermediate reach and long reach signals per the above Telcordia spec will be considered on an individual case basis.

              (iv)  Equipment Performance Specifications. Global Crossing’s OC-48 optical channels shall be designed and maintained per manufacturer’s specifications for power and environmental requirements. All of Global Crossing’s OC-48 circuits must operate with a measured BER of [***] or less.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

DELIVERY PERIODS AND MILEAGE AND RATE CONVERSION MATRIX

I.  DELIVERY PERIODS:

        Global Crossing will deliver the services and capacities set out in Paragraph A below within the periods set out below. Delivery will be from acceptance of a completed order by Global Crossing.

        A.  SERVICE DELIVERY PERIODS:

              OC-3 Fully Protected SONET    60 days following acceptance of completed order

              OC-12 Fully Protected SONET    60 days following acceptance of completed order

              2.5 Gbps Linear Wavelength    90 days following acceptance of completed order

II.  MILEAGE CONVERSION MATRIX:

Total DS-0 Channel Miles:     [***]

        For 9.953 Gbps or 2.488 Gbps Wavelength Services, the following conversion ratios and rates will apply. Global Crossing Bandwidth, Inc. represents that such rates and the pricing contained in Schedule 2A are no less favorable than the pricing described in Annex B of the Network Services, Marketing and Cooperation Agreement entered into as of September 27, 2000 between the Purchaser and Global Crossing Ltd.

Service	Conversion Ratio	Net effective Rate per DS-0 Channel Mile
9.953 Gbps Linear Wavelength	1 times the DS-0 miles	$[***]
2.488 Gbps Linear Wavelengths For City Pairs in Exhibit A	1 times the DS-0 miles	$[***]
2.488 Gbps Linear Wavelength	1.09 times the DS-0 miles	$[***]

        For OC-3 or OC-12 SONET Services, the following conversion ratios and rates will apply:

OC-12 Fully Protected SONET	3 times the DS-0 miles	$[***]
OC-3 Fully Protected SONET	4 times the DS-0 miles	$[***]

        For example, if Exodus orders an OC-12 SONET circuit on any City Pair, the DS-0 mile for such circuit will be multiplied by three and the product will be deducted from the Total Initial Channel Miles.

        For OC-3 and OC-12 SONET Services ordered in excess of greater than 15% of the Total DS-0 Miles ( being 860,284,327), the DS-0 channel mile rate will be as follows:

Service	Conversion Ratio	Net effective Rate per DS-0 Channel Mile
OC-12 Fully Protected SONET	3.5	$[***]
OC-3 Fully Protected SONET	5.5	$[***]

III.  FORECASTING:

        Within thirty (30) days after execution of this Agreement, the parties will establish mutually agreeable forecasting procedures.

IV.  CIRCUIT CANCELLATION PENALTIES:

        In the event that Exodus cancels an order for a circuit more than [***] days and less than [***] days prior to the agreed upon delivery date, Global Crossing will deduct from the Total Initial Channel Miles an amount equal to [***] % of the value of [***] month’s DS-0 channel miles for the cancelled circuit, unless Global Crossing has given notice that such circuit will be delivered late in accordance with Exhibit E Section I(C).

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        In the event that Exodus cancels an order for a circuit within [***] days prior to the agreed upon delivery date, Global Crossing will deduct from the Total Initial Channel Miles an amount equal to [***] % of the value of [***] month’s DS-0 channel miles for the cancelled circuit; unless the canceled service is replaced with another service of equal or greater capacity and value and provided that such deduction shall only be made for the first [***] circuits cancelled in any [***] period.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

SERVICE LEVEL AGREEMENT

I.  DELIVERY REMEDIES:

        A.  In the event Global Crossing fails to provision any circuit within the mutually agreed delivery date after accepting the relevant circuit order, Exodus’ sole remedy shall be to receive the following credits towards the Total Initial Channel Miles:

            (i)  For late deliveries that are more than [***] days late, but less than [***] days late, Exodus shall receive a [***] credit equal to [***] month’s DS-0 miles for the circuit order.

            (ii)  For late deliveries that are between [***] and [***] days late, Exodus shall receive an additional [***] credit equal to [***] month’s DS-0 miles for the circuit order.

            (iii)  For late deliveries that greater than [***] days late, Exodus shall receive an additional credit equal to [***] month’s DS-0 miles for the circuit order.

        B.  Notwithstanding the foregoing clause A and notwithstanding any Force Majeure Events, in the event Global Crossing fails to provision a Circuit within [***] days after negotiated due date of the relevant Circuit Order, Exodus’ sole remedy shall be to, at its election, keep such Circuit and receive the [***] credit described in clause A(iii) above or [***] with respect to such Circuit and [***]. If Exodus [***], Global Crossing shall have no further liability or obligation to Exodus with respect to such Circuit Order, other than to so provide all remedy with respect to such Circuit.

        C.  Every two weeks, Global Crossing will provide Exodus a status report of confirmed orders, and Exodus will provide Global Crossing [***] of circuits to be ordered. In the event that Global Crossing informs Exodus, [***] days prior to the agreed upon delivery date for any circuit, that such circuit will be more than [***], Exodus will have [***]. On notification to Exodus of the delay Global Crossing will give Exodus a revised delivery date (the “Revised Date”). If Exodus does [***] shall apply to that circuit unless the circuit is delivered after the Revised Date in which case the remedies set out in 1A above will apply.

II.  SERVICE LEVELS:

        A.  Global Crossing will provide Exodus with a [***]% service availability guarantee on its wavelength services and [***]% on its protected private line services. Service availability is calculated from the ingress of the Global Crossing’s network to the egress of the Global Crossing’s network.

        B.  The network availability measurement is equal to the total number of minutes in a calendar month during which customer network components are available, divided by the total number of minutes in a calendar month (“Network Availability Time”) and expressed as a percentage. Network Availability Time is calculated on a monthly basis for each customer’s network. The availability measurements are based on ITU-T Recommendation M.2100.

        C.  A Service Outage is defined as a period during which there is a break in transmission, either identified by the Global Crossing’s Network Operations analyst or by Exodus. The start of the break is signaled by the first ten consecutively severely erred seconds (“SESs”), and the end is signaled by the first of ten consecutive non-SESs. A SES is a second with a bit error ratio of greater than or equal to 1 in 1000. Service unavailability does not include SESs associated with Scheduled Maintenance events, Customer-caused SESs, or SESs caused by companies other than Global Crossing.

III.  MEAN TIME TO REPAIR (MTTR):

        A.  Global Crossing will guarantee a MTTR objective of [***] per trouble report, 7 x 24. A Trouble Ticket will be created and completed for each outage. The MTTR calculation will be computed based on a summary of all monthly tickets.

        B.  The time will be measured by time that any portion of Global Crossing’s network was not available. Time will be measured in minutes, as a monthly average of all troubles.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        C.  Time will be counted from the network alarm generation (at the point of failure) or trouble ticket creation and end at the latter of alarm condition clearance or Exodus notification to Global Crossing. The total network down time is divided by the number of documented trouble reports, to calculate the average.

        D.  Credits for Service Outages will be applied based on the applicable number of DS-0 miles for the affected circuit. Credits for outages will apply on a per Service Outage basis as follows:

            1.  In the case of protected circuits, (a) any Service Outages over [***] will result in a credit toward the Total Initial Channel Miles equal to [***]% of  [***] month’s DS-0 miles, and (b) any Service Outages greater than or equal to [***] will result in a credit toward the Total Initial Channel Miles equal to [***]% of [***] month’s DS-0 miles.

            2.  In the case of unprotected circuits, (a) any Service Outages over [***] will result in a credit toward the Total Initial Channel Miles equal to [***]% of [***] month’s DS-0 miles, and (b) any Service Outages greater than or equal to [***] will result in a credit toward the Total Initial Channel Miles equal to [***]% of [***] month’s DS-0 miles.

        E.  MTTR is calculated on a monthly basis and is reported as the average repair duration in hours of all trouble tickets within the monthly reporting period.

IV.  MEAN TIME TO RESPOND:

        A.  Global Crossing will meet a Mean Time to Respond commitment of [***] per trouble report on a 7 x 24 basis at all locations. The start time (alarm generation or trouble ticket creation) and response end-time (when Exodus is contacted) will be added to every trouble ticket.

        B.  Mean Time to Respond will be calculated on a monthly basis and is reported as the average duration in minutes to contact Exodus after the initial alarm or trouble report logging.

V.  BIT ERROR RATE (BER):

        Global Crossing, as a minimum, will perform at a BER of less than [***].

VI.  [***]

[***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F

IRU AGREEMENT

        Global Crossing USA, Inc (“GC USA”) and Exodus entered into a capacity purchase agreement on August 27, 1999 (the “CPA”) pursuant to which Exodus agreed to acquire and GC USA agreed to grant rights with respect to Capacity on an indefeasible right of use basis. The CPA provided that purchases of Additional Committed Capacity would be evidenced by the parties to the CPA executing Schedule 2A in the form set out in the CPA. Schedule 2A is attached to this Exhibit F and sets out details of the Additional Committed Capacity to be purchased by Exodus from Global Crossing or its Affiliates.

        Exodus and Global Crossing agree that the terms of the CPA shall apply to the purchase of the Additional Committed Capacity save as set out in this Exhibit F and Schedule 2A.

        References in the CPA to the Grantor shall be deemed to be references to Global Crossing or the relevant Global Crossing Affiliate which is granting the rights in the Additional Committed Capacity and capitalized words and phrases used in this Exhibit F shall, save where otherwise defined in this Exhibit F, or in the capacity agreement to which this Exhibit is attached (the “Agreement”) have the meanings set out in the CPA.

        In the event of any conflict between the terms of the CPA and this Exhibit F (including Schedule 2A) the terms of this Exhibit F shall prevail.

        Global Crossing and Exodus agree as follows:

1.  Term. The term of the IRU granted to Exodus hereunder in respect to each Traffic Connection shall begin on the Activation Date of the relevant Traffic Connection and shall terminate on the tenth anniversary thereof. Section 12(c) of the CPA shall not apply to the Additional Committed Capacity.

2.  Initial Payment. On 29 September, 2000 Exodus shall pay $[***], being the Purchase Price for the Additional Committed Capacity, to the Global Crossing Account details of which are set out in Section 3A of the agreement to which this Exhibit F is attached, in immediately available Dollars. The Purchase Price shall be non-refundable.

3.  Service Level Agreement.

        (a)  Exodus shall be entitled to a credit equal to [***] months Initial Annual Maintenance Cost Payment for the affected Traffic Connection if the Actual Availability Date for that Traffic Connection has not occurred by the date which is [***] days after the later of the Anticipated Availability Date for that Capacity and the Requested Activation Date. If the Actual Availability Date occurs between [***] and [***] days following the later of the Anticipated Availability Date and the Requested Activation Date of a Traffic Connection a further credit of an amount equal to an additional [***] months Initial Annual Maintenance Payment for the affected Traffic Connection will be credited towards Exodus’ Initial Annual Maintenance Payment for that Traffic Connection.

        (b)  Notwithstanding the foregoing if the Actual Availability Date for any Traffic Connection has not occurred by the later of the Delayed Availability Date (which for these purposes shall be the date which is [***] days from the Anticipated Availability Date of the relevant Traffic Connection) and the Requested Activation Date, then Exodus’ obligation to purchase that Traffic Connection shall terminate (unless Exodus requests an extension of time). The penalties specified in paragraph 3(a) above shall not apply in these circumstances. That portion of the Purchase Price previously received from Exodus in respect of the relevant Traffic Connection shall be retained by Global Crossing but Exodus shall be entitled to a credit (the “Credit”) equal to the amount of the Purchase Price previously received from Exodus which relates to such Traffic Connection. The Credit may be applied towards any future purchase of capacity by Exodus on the Global Crossing Network.

        (c)  Global Crossing will grant to Exodus a credit towards the Initial Maintenance Cost Payments (a “Maintenance Credit”) in the event of an Outage of the Additional Committed Capacity. An Outage is defined for these purposes as sustained loss of service of [***] consecutive minutes or more due to the failure of Global Crossing to make the relevant Additional Committed Capacity available during that period. An Outage will be evidenced by customer reported trouble tickets each month, as time stamped by the Global Crossing trouble ticketing system. An Outage will not include outage time which is a result of deactivation of the Global Crossing

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Network in the circumstances described in section 7(a)(iii) of the CPA or as a result of any scheduled maintenance agreed between Global Crossing and Exodus.

        Exodus shall be entitled to a Maintenance Credit equal to [***]% of the Quarterly Initial Maintenance Cost Payment relating to the circuit which has suffered the Outage for each hour of outage. The maximum Maintenance Credit applicable in any [***] month period shall be an amount equal to [***] months Initial Maintenance Cost Payment for the relevant circuit.

        [***]

        (d)  Exodus shall not be entitled to any rights, remedies or damages whatsoever for the delay or non-occurrence of any Actual Availability Date other than as set out in this paragraph 3. Section 2(d) of the CPA shall not apply to this Exhibit F.

4.  Capacity to Vienna. The availability of the Additional Committed Capacity between Berlin, Vienna and Munich (the “Vienna Circuit”) is subject to board approval by Global Crossing. If such approval is not obtained by 31 October 2000 the parties obligations in respect of the Vienna Circuit will cease and this Exhibit F will cease to have any further effect in respect of the Vienna Circuit. The portion of the Purchase Price relating to the Vienna Circuit shall be retained by Global Crossing and will be credited towards any future purchase of Capacity by Exodus on the Global Crossing Network.

5.  Early Activation. Exodus may, at any time following the date of the Agreement, serve notice to amend the Requested Activation Date of any of the Additional Committed Capacity to an earlier date than that set out in Schedule 2A. Global Crossing may meet such amended Requested Activation Date if the relevant Additional Committed Capacity is available but its obligations under this Exhibit F shall be unaffected.

6.  Local Loops. Global Crossing will, when requested by Exodus, order and provision local loops on its behalf. The terms and conditions relating to such local loops will be set out in a separate Premise Access Service Agreement entered into between the parties.

7.  Collocation. Global Crossing will, when requested by Exodus and subject to availability, offer collocation to Exodus. The parties will enter into a separate collocation agreements in respect of each collocation space.

8.  Los Angeles to Sydney. Global Crossing intends to provide the Additional Committed Capacity between Los Angeles and Sydney on the Southern Cross Network. Global Crossing will allow Exodus to drop/insert in Hawaii if Global Crossing has the right to do so under the rights obtained by it in respect of its use of that network and subject to payment by Exodus of an amount equal to the cost to Global Crossing of it making such drop/insert available to Exodus.

9.  Option to Purchase London to Dublin Capacity. Exodus shall have the option to cancel its commitment to purchase 1 STM-1 between the Global Crossing POPs in London and Dublin (the “Dublin Circuit”) prior to activation of the Dublin Circuit by giving notice in writing to Global Crossing that it wishes to cancel such circuit. If Exodus does cancel this commitment, Global Crossing shall be entitled to retain the Purchase Price of the Dublin Circuit and Exodus shall be entitled to a credit equal to such Purchase Price to be applied towards any future purchase of Capacity by Exodus on the Global Crossing Network.

10.  Further Assurance. At any time and from time to time, upon the request of Global Crossing , Exodus shall or shall procure that its Affiliates shall, execute and deliver such further documents and do such other acts and things as Global Crossing may reasonably request in order to fully effect the purposes of this Agreement and /or to comply with local legal or regulatory requirements in the jurisdictions in which the Additional Committed Capacity is situated.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2A

COMMITMENT FOR ADDITIONAL CAPACITY

             This Commitment is executed and delivered pursuant to Section 2(b) of the Capacity Purchase Agreement, dated August 27, 1999, between Exodus and GC USA except that the parties to this Commitment are Exodus and Global Crossing. The undersigned hereby agree that all the terms and conditions of such Capacity Purchase Agreement shall apply to the purchase of the Capacity set forth below. Traffic Connections are to be described as Point of Presence to Point of Presence (for example, New York - Tokyo). If more than one location for connectivity exists in a particular city, the specific address of the intended Point of Presence should be set forth in a footnote to this Schedule.

Traffic Connection	Number of MCUs	Purchase Price per MCU	Initial Annual Maintenance Cost Payment per MCU	Anticipated Availability Date	Requested Activation Date
New York to Miami	1 STM-4	$[***]	$[***] per STM-4	December 1, 2000	December 1, 2000
PEC ring connecting London, Paris, Frankfurt, Amsterdam and Munich	3 STM-1’s	$[***] for the 3 STM-1’s *	$[***] per STM-4 ring per annum	December 30, 2000	December 30, 2000
Frankfurt to Berlin	1 STM-4c	$[***]	$[***] per STM-4 per annum	March 1, 2001	March 1, 2001
Amsterdam to Stockholm to Berlin	1 STM-4c	$[***]	$[***] per STM-4 per annum	June 30, 2001	June 30, 2001
Madrid to Milan to Munich	1 STM-4c	$[***]	$[***] per STM-4 per annum	March 1, 2001	March 1, 2001
Paris to Madrid	1 STM-4c	$[***]	$[***] per STM-4 per annum	September 30, 2001	September 30, 2001
Berlin to Vienna to Munich	1 STM-4c	$[***]	$[***] per STM-4 per annum	September 30, 2001	September 30, 2001
New York to London	2 STM-1’s	$[***] for the 2 STM-1’s *	$[***] per STM-4 per annum	November 30, 2000	November 30, 2000
New York to Frankfurt	2 STM-1’s	$[***] for the 2 STM-1’s *	$[***] per STM-4 per annum	November 30, 2000	November 30, 2000
Dublin to London	1 STM-1	$[***]	$[***] per STM-1 per annum	30 days from written notification by Exodus	30 days from written notification by Exodus
Los Angeles to Sydney	1 STM-1	$[***]	$[***] per STM-1 per annum	November 30, 2000	November 30, 2000

______________

     *    As soon as practicable after the written request of Exodus Global Crossing will regroom these circuits and the circuits previously purchased by Exodus on these Traffic Connections pursuant to the CPA to an STM-4 on each of these Traffic Connections

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

GLOBAL CROSSING POP ADDRESSES

AMSTERDAM	BERLIN	FRANKFURT	HONG KONG	LA
Amsterdam – Koningsracht J. Geesinkweg 401-404 1096 AX Amsterdam Duivendrecht Netherlands	Kitengstrasse 15-19 12277 Berlin Germany	Rebstockerstrasse 31 60326 Frankfurt Germany	3/F, Sino Favour Centre 1 on Yip St. Chai Wan Hong Kong China	624 South Grand Suite 1020 Los Angeles CA 90017

LONDON	MADRID	MIAMI	MILAN	MUNICH
London Switch Ltd. 240 East India Dock Road, London, E149YY	Bardadillo 4 Madrid Spain	Suite 142S Miami Telehouse 36 NE 2nd St. Miami, FL 33131	Via San Giusto 51 Milan Italy	Arnulstrasse 32 80335 Munich, Germany

NEW YORK	PARIS		STOCKHOLM	SYDNEY
60 Hudson Street Room 204 New York, NY 10013, USA	BIC Building 7-9 Rue Petit 92110 Clichy Paris, France		(To be determined)	(To be determined)

TOKYO	VIENNA
Fukide Building 4-1-13 Toranomon Minato-ku Tokyo, Japan	(To be determined)